UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2020

Avita Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39059	85-1021707
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28159 Avenue Stanford, Suite 220, Valencia, CA 91355		661.367.9170
(Address of principal executive offices, including Zip Code)		(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RCEL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

Grant Thornton Audit Pty Ltd (“GT Australia”), an independent registered public accounting firm and a member firm of Grant Thornton International Ltd., has been the independent registered public accounting firm of Avita Medical Limited (“Avita Australia”) since 2011.

In connection with the completion on June 30, 2020 of the redomiciliation of Avita Australia from Australia to Delaware whereby Avita Therapeutics, Inc. (the “Company”) became the successor issuer to Avita Australia and the ultimate parent company of the Avita group of companies (the “Redomiciliation”), and in consideration of the principal auditor rule, the Company’s board of directors (the “Board”) has concluded that a U.S.-based independent registered public accounting firm should be the Company’s independent auditor. Accordingly, the Board approved of the replacement of GT Australia with Grant Thornton LLP (“GT US”) as our independent public accounting firm for the fiscal year ending June 30, 2020 and dismissed GT Australia as the Company’s independent registered public accounting firm, with such appointment and dismissal each effective as of June 30, 2020. Avita Australia engaged GT US on April 9, 2020 in anticipation of the completion of the Redomiciliation, and the date of GT US’s appointment and engagement as the Company’s principal independent auditor was June 30, 2020, upon completion of the Redomicile.

The financial statements for Avita Australia for the fiscal years ended June 30, 2019 and 2018 were prepared in accordance with International Financial Accounting Standards (“IFRS”), and interpretations issued by the International Accounting Standards Board. The audit reports of GT Australia on the financial statements of Avita Australia prepared in accordance with IFRS as of and for the years ended June 30, 2019 and 2018, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to going concern, uncertainty, audit scope, or accounting principles.

In connection with the audits of our financial statements for each of the two fiscal years ended June 30, 2019 and June 30, 2018, and during the subsequent interim period through June 30, 2020, there were no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) with GT Australia on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of GT Australia, would have caused GT Australia to make reference to the matter in their reports on the Company’s financial statements.

During the year ended June 30, 2019, there was a “reportable event” as defined in Regulation S-K, Item 304(a)(1)(v). The Company reported the existence of a material weakness in the Company’s internal controls over financial reporting relating to the application of tax legislation across jurisdictions, specifically our controls over tracking and monitoring the disclosures related to accumulated tax losses by jurisdiction. The Audit Committee has discussed the material weakness described above with GT Australia, and the Company has authorized GT Australia to respond fully to the inquiries of GT US concerning the subject matter of the material weakness. There were no other “reportable events” other than the above mentioned item.

For each of the two fiscal years ended June 30, 2019 and June 30, 2018, GT US acted as the component auditor for the US operations of Avita Medical Limited under the direction of GT Australia. During the years ended June 30, 2019 and June 30, 2018, and the subsequent interim period through June30, 2020, neither we nor anyone on our behalf consulted with GT US regarding either (i) the application of accounting principles to a specific transaction, completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that GT US concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

We delivered a copy of the disclosure under this Item 4.01 to GT Australia on June 29, 2020 and requested that a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made in response to this Item and, if not, stating the respects in which it does not agree. GT Australia responded with a letter dated July 3, 2020, a copy of which is included as Exhibit 16.1 to this report stating that GT Australia agrees with the statements set forth above.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

16.1	Letter from Grant Thornton Audit Pty Ltd

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2020

AVITA THERAPEUTICS, INC.

By:	/s/ David McIntyre
Name:	David McIntyre
Title:	Chief Financial Officer